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                                                                   Exhibit 23(a)



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-8 of our report dated February 18, 1999, appearing in the Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1998.


Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Washington, D.C.
May 17, 1999